Exhibit 2.1 Execution Version ASSET PURCHASE AGREEMENT between PURPLE WINE COMPANY, LLC, a California limited liability company, as Seller, and PINE RIDGE WINERY, LLC, a Delaware limited liability company, as Buyer Dated as of February 9, 2026

Execution Version TABLE OF CONTENTS Page ARTICLE I PURCHASE AND SALE ....................................................................................................... 5 Section 1.01 Purchase and Sale of Assets. ........................................................................................... 5 Section 1.02 Assumed Liabilities. ......................................................................................................... 5 Section 1.03 Excluded Liabilities. ........................................................................................................ 5 Section 1.04 Purchase Price. ................................................................................................................ 5 Section 1.05 Allocation of Purchase Price. .......................................................................................... 6 Section 1.06 Excluded Assets. ............................................................................................................... 6 ARTICLE II CLOSING .............................................................................................................................. 6 Section 2.01 Closing. ............................................................................................................................. 6 Section 2.02 Closing Deliverables. ....................................................................................................... 6 ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER ................................................ 7 Section 3.01 Organization and Authority of Seller; Enforceability. ................................................. 7 Section 3.02 No Conflicts; Consents. ................................................................................................... 7 Section 3.03 Title to Purchased Assets. ............................................................................................... 8 Section 3.04 Inventory. ......................................................................................................................... 8 Section 3.05 Financial Information. .................................................................................................... 8 Section 3.06 Intellectual Property. ....................................................................................................... 8 Section 3.07 Compliance With Laws. .................................................................................................. 9 Section 3.08 Legal Proceedings. ........................................................................................................... 9 Section 3.09 No Dumping; No Pricing Reductions. ......................................................................... 10 Section 3.10 License and Permits. ..................................................................................................... 10 Section 3.11 Consumer and Customer List. ...................................................................................... 10 Section 3.12 Brokers. .......................................................................................................................... 10 Section 3.13 Solvency. ......................................................................................................................... 10 Section 3.14 Labeling Requirements. ................................................................................................ 11 Section 3.15 Assigned Contract. ......................................................................................................... 11 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER ............................................... 11 Section 4.01 Organization and Authority of Buyer; Enforceability. .............................................. 11 Section 4.02 No Conflicts; Consents. ................................................................................................. 11 Section 4.03 Legal Proceedings. ......................................................................................................... 12 Section 4.04 Brokers. .......................................................................................................................... 12 ARTICLE V COVENANTS ..................................................................................................................... 12 Section 5.01 Confidentiality. .............................................................................................................. 12 Section 5.02 Public Announcements. ................................................................................................. 12 Section 5.03 Transfer and Other Taxes. ............................................................................................ 12 Section 5.04 Conveyance of Inventory; Purchase Orders. .............................................................. 12 Section 5.05 Obsolete Inventory. ....................................................................................................... 13

3 Section 5.06 Further Assurances. ...................................................................................................... 13 Section 5.07 Books and Records. ....................................................................................................... 13 Section 5.08 Bulk Sales Laws. ............................................................................................................ 13 Section 5.09 Release of Specified Encumbrance. ............................................................................. 13 Section 5.10 Notification of Data Breach. ......................................................................................... 13 Section 5.11 No Use of Purchased IP or Consumer and Customer List. ........................................ 13 ARTICLE VI INDEMNIFICATION ........................................................................................................ 14 Section 6.01 Survival. .......................................................................................................................... 14 Section 6.02 Indemnification By Seller. ............................................................................................. 14 Section 6.03 Indemnification By Buyer. ............................................................................................ 14 Section 6.04 Limitations. .................................................................................................................... 14 Section 6.05 Indemnification Procedures. ........................................................................................ 14 Section 6.06 Payments; Set-Off. ......................................................................................................... 15 Section 6.07 Tax Treatment of Indemnification Payments. ............................................................. 15 Section 6.08 Effect of Investigation. .................................................................................................. 15 Section 6.09 Cumulative Remedies. ................................................................................................... 15 Section 6.10 Arbitration. .................................................................................................................... 15 ARTICLE VII MISCELLANEOUS ......................................................................................................... 16 Section 7.01 Expenses. ........................................................................................................................ 16 Section 7.02 Notices. ............................................................................................................................ 16 Section 7.03 Severability. .................................................................................................................... 16 Section 7.04 Entire Agreement. .......................................................................................................... 16 Section 7.05 Successors and Assigns. ................................................................................................. 16 Section 7.06 Amendment and Modification. ..................................................................................... 16 Section 7.07 Governing Law; Submission to Jurisdiction. .............................................................. 17 Section 7.08 Specific Performance. ................................................................................................... 17 Section 7.09 Attorneys’ Fees and Costs. ............................................................................................ 17 Section 7.10 Counterparts. ................................................................................................................. 17 Schedules and Exhibits Schedules to Purchase Agreement Schedule 1.01(a): Purchased Inventory Schedule 1.01(b): Purchased IP Schedule 1.01(c): Consumer and Customer List Schedule 1.01(d): Assigned Contract Schedule 1.02: Assumed Liabilities Schedule 1.05: Purchase Price Allocation Schedule 1.06: Excluded Brands Schedule 5.05: Obsolete Inventory Schedule 5.09: Gallo Lien Schedule 6.02: Additional Indemnification Items Seller Disclosure Schedules Schedule 3.02: No Conflicts; Consents Schedule 3.03: Title to Purchased Assets

4 Schedule 3.04(a): Inventory Matters Schedule 3.04(b): Shipped Inventory Schedule 3.06: Intellectual Property Schedule 3.09: No Dumping; No Pricing Reductions Schedule 3.10: Licenses and Permits Schedule 3.15(a): Assigned Contract Matters Schedule 3.15(b): Assigned Contract Information Buyer Disclosure Schedule Schedule 4.04: Brokers Exhibits Exhibit A: Bill of Sale Exhibit B: Intellectual Property Assignment Exhibit C: Transition Services Agreement Exhibit D: Form of Guaranty Exhibit E: Assignment and Assumption Agreement

5 ASSET PURCHASE AGREEMENT This Asset Purchase Agreement (this “Agreement”), dated as of February 9, 2026, is entered into between Purple Wine Company, LLC, a California limited liability company (“Seller”) and Pine Ridge Winery, LLC, a Delaware limited liability company (“Buyer”). RECITALS WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, the rights of Seller to the Purchased Assets (as defined herein), subject to the terms and conditions set forth herein; NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: ARTICLE I PURCHASE AND SALE Section 1.01 Purchase and Sale of Assets. Subject to the terms and conditions set forth herein, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller, all of Seller’s right, title and interest in the following, free and clear of any mortgage, pledge, lien, charge, security interest, claim or other encumbrance (“Encumbrance”): (a) the inventory set forth on Schedule 1.01(a) (the “Purchased Inventory”); (b) the intellectual property and other rights and assets set forth on Schedule 1.01(b) (the “Purchased IP”); (c) the consumer and customer list identified on Schedule 1.01(c) (the “Consumer and Customer List”; and (d) the contract set forth on Schedule 1.01(d) (the “Assigned Contract” and collectively with the Purchased Inventory, the Purchased IP and the Consumer and Customer List, the “Purchased Assets”); Section 1.02 Assumed Liabilities. Subject to the terms and conditions set forth herein, Buyer shall assume only the liabilities of Seller set forth on Schedule 1.02 (collectively, the “Assumed Liabilities”), and no other liabilities. Section 1.03 Excluded Liabilities. Except for the Assumed Liabilities, Buyer shall not assume any liabilities or obligations of Seller of any kind, whether known or unknown, contingent, matured or otherwise, whether currently existing or hereinafter created, including (without limitation), any distributor billbacks (including, but not limited to all depletion allowances, obsolescence reserves, marketing, unsellable products, incentives and samples), and any liabilities or obligations relating to the Excluded Brands (collectively, “Excluded Liabilities”). Without limiting the generality of the foregoing, Excluded Liabilities shall include all taxes, together with interest and penalties thereupon, (or the non-payment thereof) (a) relating to the Purchased Assets and the Assumed Liabilities, in each instance for any taxable period, or portion thereof, ending on or prior to the Closing Date; (b) relating to the Excluded Assets or Excluded Liabilities, in each instance for any period, or portion thereof; (c) of Seller (and any ultimate beneficial owner of Seller) for any period, whether arising as a result of a tax sharing, indemnity, or allocation agreement, whether by contract, operation of law, or otherwise; (d) arising from the consummation of the transactions contemplated in this Agreement (e.g., transfer taxes), except for transfer taxes arising due to Buyer’s failure to provide Seller an applicable resale certificate with respect to Purchased Inventory; and (e) imposed on Buyer, or for which Buyer is liable, as a result of any breach by Seller (and any ultimate beneficial owner of Seller) of any covenant, representation, or warranty set forth in this Agreement. Section 1.04 Purchase Price. The aggregate purchase price for the Purchased Assets shall be $15,000,000, plus the aggregate value of the Purchased Inventory as set forth on Schedule 1.01(a) (net of the agreed- upon price reductions and other adjustments set forth on Schedule 1.01(a)) (the “Purchase Price”). Buyer shall pay the Purchase Price (minus the Closing Indebtedness) to Seller at the Closing (as defined herein) in cash, by wire

6 transfer of immediately available funds in accordance with the wire transfer instructions provided by Seller on the Funds Flow. Section 1.05 Allocation of Purchase Price. Seller and Buyer agree to allocate the Purchase Price among the Purchased Assets for tax purposes in accordance with Schedule 1.05. Buyer and Seller shall file all tax returns (including amended returns and claims for refund) and information reports in a manner consistent with such allocation. Section 1.06 Excluded Assets. For the avoidance of doubt, the parties acknowledge and agree that the Purchased Assets shall not include, and Seller shall retain full ownership and control over, (a) Seller’s taxpayer and other identification numbers, seals, minute books, and other documents, relating to the organization, maintenance, and existence of Seller, (b) Seller’s corporate federal income and Seller’s franchise tax loss carry-forwards and other tax credits and benefits, (c) Sellers’ cash on hand (including deposits in transit), bank accounts, and cash equivalents or instruments in existence at Closing, and all accounts receivable still due Seller as of Closing, (d) Seller’s business as a going concern, (e) all brands of Seller other than those included in the Purchased IP, including (without limitation) the brands listed on Schedule 1.06 (collectively, the “Excluded Brands”), and (f) any other assets of Seller not expressly defined as Purchased Assets (collectively, the “Excluded Assets”). ARTICLE II CLOSING Section 2.01 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place remotely by exchange of documents and signatures (or their electronic counterparts) on the date of this Agreement. The date on which the Closing is to occur is herein referred to as the “Closing Date”. The consummation of the transactions contemplated by this Agreement shall be deemed to occur at 11:59:59 p.m. on the Closing Date. Section 2.02 Closing Deliverables. (a) At the Closing, Seller shall deliver to Buyer the following: (i) a bill of sale in the form of Exhibit A attached hereto (the “Bill of Sale”) and duly executed by Seller; (ii) an assignment in the form of Exhibit B attached hereto (the “Intellectual Property Assignment”) and duly executed by Seller, transferring all of Seller’s right, title and interest in and to the trademark registrations and applications, patents and patent applications, copyright registrations and applications, domain name registrations and social media accounts included in the Purchased Assets to Buyer; (iii) a transition services agreement in the form of Exhibit C attached hereto (the “Transition Services Agreement”), duly executed by Seller; (iv) a payoff letter (the “Comerica Payoff Letter”) satisfactory to Buyer specifying the amount of Seller’s indebtedness to Comerica Bank to be paid off at Closing (the “Closing Indebtedness”) which shall provide, without limitation, that all security interests held by Comerica Bank against the Purchased Assets shall be released upon receipt by Comerica Bank of the Closing Indebtedness, that any and all UCC-1 Financing Statements evidencing such liens shall be promptly amended to exclude the Purchased Assets from the collateral defined therein, and which shall include Comerica Bank’s consent to the transactions contemplated by this Agreement; (v) a release of any Encumbrances on the Purchased Assets other than the Gallo Lien; (vi) a certificate of the sole manager of Seller certifying as to (A) the resolutions of the sole manager and sole voting member of Seller, duly adopted and in effect, which authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby; and (B) the names and signatures of the persons authorized to sign this Agreement and the documents to be delivered hereunder on behalf of Seller; (vii) a guaranty of Seller’s obligations hereunder, in the form of Exhibit D, duly executed by Derek Benham, Benham Revocable Trust and Purple Wine Holding Company, Inc.; (viii) a certificate of status for the Seller from the Secretary of State of the State of California; (ix) a closing statement and flow of funds memorandum, in form and substance satisfactory to Buyer and Seller (the

7 “Funds Flow”), duly executed by Seller; (x) an Entity Status Letter for Seller, issued by the State of California Franchise Tax Board; and (xi) an assignment and assumption agreement in the form of Exhibit E, hereto (the “Assignment and Assumption Agreement”) and duly executed by Seller, effecting the assignment to and assumption by Buyer of the Assumed Liabilities. (b) At the Closing, Buyer shall deliver to Seller the following: (i) the Purchase Price (minus the Closing Indebtedness); (ii) the Transition Services Agreement, duly executed by Buyer; (iii) a certificate of the sole manager of Buyer certifying as to (A) the resolutions of the sole manager of Buyer, duly adopted and in effect, which authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby; and (B) the names and signatures of the persons authorized to sign this Agreement and the documents to be delivered hereunder on behalf of Buyer; (iv) the Funds Flow, duly executed by Buyer; and (v) the Assignment and Assumption Agreement, duly executed by Buyer. (c) At the Closing, Buyer shall pay the Closing Indebtedness to Comerica Bank on behalf of Seller in accordance with the terms of the Comerica Payoff Letter and the Funds Flow. (d) At the Closing, Seller shall deliver or cause to be delivered to Buyer true and correct electronic copies of (i) each of the ingredient lists and winemaking recipes listed on Schedule 1.01(b) (the “Recipes”), (ii) the Consumer and Customer List, and (iii) all account usernames, social media handles, passwords, and related access tokens for accessing, managing, or registering the same. ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER Except as set forth in the applicable Schedules referenced in this ARTICLE III, Seller represents and warrants to Buyer that the statements contained in this ARTICLE III are true and correct as of the Closing. For purposes of this ARTICLE III, “Seller’s knowledge,” “knowledge of Seller” and any similar phrases shall mean the actual or constructive knowledge of any director, manager or officer of Seller, after reasonable inquiry of its direct reports. Section 3.01 Organization and Authority of Seller; Enforceability. Seller is a limited liability company, duly organized, validly existing and in good standing under the laws of the state of California. Seller has full limited liability company power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Seller of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite limited liability company action on the part of Seller. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyer) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting creditors’ rights generally and by general principles of equity). Section 3.02 No Conflicts; Consents. The execution, delivery and performance by Seller of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the articles of organization, limited liability company agreement or other organizational documents of Seller; (b) violate or conflict with any Law applicable to Seller or the Purchased Assets; (c) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract or other instrument to which Seller is a party or to which any of the Purchased Assets are subject; or (d) result in the creation or imposition of any Encumbrance on the Purchased Assets. Except as set

8 forth on Schedule 3.02 attached hereto and incorporated herein, no consent, approval, waiver or authorization is required to be obtained by Seller from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby. Section 3.03 Title to Purchased Assets. Except as set forth on Schedule 3.03 attached hereto and incorporated herein, Seller owns and has good title to the Purchased Assets, free and clear of Encumbrances. Section 3.04 Inventory. (a) Schedule 1.01(a) sets forth a complete and accurate list of all Purchased Inventory, specifying (i) the category, quantity, location and vintage of the Purchased Inventory, (ii) the carrying value of each category of the Purchased Inventory (in accordance with US GAAP (using the lower of cost or net realizable value)), and (iii) whether such Purchased Inventory is ‘tax paid’ with all applicable excise taxes fully paid, or not tax paid and stored in a TTB authorized bonded warehouse (such Purchased Inventory stored in a TTB authorized bonded warehouse, the “In-Bond Inventory”). Except as set forth on Schedule 3.04(a), all Purchased Inventory (A) consists of a quality and quantity usable and salable in the ordinary course of business, (B) other than Obsolete Inventory, is not obsolete or slow-moving, and (C) is owned by Seller free and clear of all Encumbrances. All finished goods included in the Purchased Inventory are properly labeled and may be shipped in interstate commerce in accordance with applicable Law. As of the Closing Date, Seller does not own any Branded Products other than those that are included in the Purchased Inventory as listed on Schedule 1.01(a). Except for the Purchased Inventory explicitly identified as In-Bond Inventory on Schedule 1.01(a), all Purchased Inventory is being transferred to Buyer on a tax-paid basis, and all taxes due or payable with respect to such inventory (including, without limitation, all excise taxes payable to the TTB) have been paid in full as of the Closing. (b) Schedule 3.04(b) sets forth a complete and accurate list of all Branded Products (as defined below) and any other inventory of Seller (other than inventory marketed or sold under the Excluded Brands) shipped by Seller in each calendar week during the period beginning on January 1, 2026 and ending on the Closing. (c) Since January 28, 2026, Seller has not sold, shipped, consigned, transferred or otherwise disposed of any Branded Products or any other inventory of Seller (other than inventory marketed or sold under the Excluded Brands). Section 3.05 Financial Information. The financial and accounting records provided by Seller prior to the Closing, including in the digital data room folders titled “Document Transfer”, “Doc Transfer 122025” and “Doc Transfer 092025” maintained by Seller and shared with Buyer through Microsoft 365 (a) have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved, (b) are based on the books and records of Seller, and fairly present the financial condition of the Purchased Assets as of the respective dates they were prepared and the results of the operations and ownership of the Purchased Assets for the periods indicated. Section 3.06 Intellectual Property. (a) “Intellectual Property” means any and all of the following in any jurisdiction throughout the world: (i) trademarks and service marks, including all applications and registrations and the goodwill connected with the use of and symbolized by the foregoing; (ii) copyrights, including all applications and registrations related to the foregoing; (iii) trade secrets and confidential know-how; (iv) patents and patent applications; (v) websites and internet domain name registrations; and (vi) all other intellectual property and related proprietary rights, interests and protections (including all rights to sue and recover and retain damages, costs and attorneys’ fees for past, present and future infringement and any other rights relating to

9 any of the foregoing, and including any account usernames, social media handles, passwords, and related access tokens for accessing, managing, or registering the same). (b) Schedule 1.01(b) sets forth a complete and accurate list of all registered Purchased IP. The Purchased IP represents all Intellectual Property necessary and sufficient for Buyer to market, offer for sale, sell, and ship the Purchased Inventory. Except as set forth on Schedule 3.06 attached hereto and incorporated herein, no rights in Intellectual Property other than Purchased IP are necessary for Buyer to continue to own and operate the Purchased Assets (including producing, distributing, marketing and selling Branded Products) following the Closing in substantially the same manner as such assets were owned and operated by Seller and its affiliates prior to the Closing. (c) Except as set forth on Schedule 3.06 attached hereto and incorporated herein, Seller owns or has adequate, valid and enforceable rights to use all the Purchased IP, free and clear of all Encumbrances, and has the full and unfettered right to sell, assign, transfer, convey and deliver the same to Buyer as contemplated in this Agreement. Except as set forth on Schedule 3.06 attached hereto and incorporated herein, Seller is not bound by any outstanding judgment, injunction, obligation, order or decree restricting the use of the Purchased IP, or restricting the licensing thereof to any person or entity, including but not limited to any coexistence agreement, settlement, or the like. With respect to the registered Intellectual Property listed on Schedule 1.01(b), (i) all such Intellectual Property is valid, subsisting and in full force and effect; and (ii) Seller has paid all maintenance fees and made all filings required to maintain Seller’s ownership thereof. For all such registered Intellectual Property, Schedule 1.01(b) lists (A) the jurisdiction where the application or registration is located; (B) the application or registration number; and (C) the application or registration date. (d) Except as set forth on Schedule 3.06 attached hereto and incorporated herein, Seller’s prior and current use of the Purchased IP has not and does not infringe, violate, dilute or misappropriate the Intellectual Property of any person or entity, and there are no claims pending or threatened by any person or entity with respect to the ownership, validity, enforceability, effectiveness or use of the Purchased IP. No person or entity is infringing, misappropriating, diluting or otherwise violating any of the Purchased IP, and neither Seller nor any affiliate of Seller has made or asserted any claim, demand or notice against any person or entity alleging any such infringement, misappropriation, dilution or other violation. Section 3.07 Compliance With Laws. Seller has complied, and is now complying, with all Laws applicable to ownership and use of the Purchased Assets, and transfer of the Purchased Assets by Seller as contemplated hereunder does not violate any such Laws. For the purposes of this Agreement, “Law” means any statute, law, ordinance, regulation, rule, code, order, Permits, other requirement or rule of law of any governmental authority, including (without limitation) those issued by the Alcohol and Tobacco Tax and Trade Bureau of the United States Department of the Treasury (the “TTB”), the Food and Drug Administration (the “FDA”), the California Department of Alcoholic Beverage Control (the “CDABC”), or any other federal, state or local governmental authority. For the avoidance of doubt and without limiting the generality of the foregoing, “Laws” includes (without limitation) all laws relating to intellectual property, privacy, environmental matters, waste disposal, hazardous materials, anti-dumping, labeling, import/export, advertising, and/or the manufacture, distribution and sale of alcoholic beverages. Section 3.08 Legal Proceedings. There is no claim, action, suit, proceeding or governmental investigation (“Action”) of any nature pending or, to Seller’s knowledge, threatened against or by Seller (a) relating to or affecting the Purchased Assets; or (b) that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. To Seller’s knowledge, no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

10 Section 3.09 No Dumping; No Pricing Reductions. Except as set forth on Schedule 3.09 attached hereto and incorporated herein, none of Seller or any of its affiliates, or, to Seller’s knowledge, any wholesaler engaged in selling or distributing Branded Products (each, a “Seller Wholesaler”) has, within the six months prior to the Closing, (a) engaged in any conduct with respect to Branded Products that would constitute dumping under applicable Laws, (b) failed to comply with any restrictions on dumping set forth in the agreement(s) between Seller (or any of Seller’s affiliates) and such Seller Wholesaler; (c) sold Branded Products at prices below cost, or (d) discounted Branded Products (other than commercially reasonable discounts in the ordinary course of business consistent with past practice). For the purposes of this Agreement, “Branded Products” means any goods or products labeled with, marketed under or otherwise relating to the Purchased IP (including, without limitation, the Raeburn brand and the Sky Light and High Flier names). Section 3.10 Licenses and Permits. Schedule 3.10 lists all current Permits of Seller (or any of its affiliates) which are related to the ownership and use of the Purchased Assets, including the names of the Permits and their respective dates of issuance and expiration (the “Seller Permits”). Except as set forth on Schedule 3.10 attached hereto and incorporated herein, the Seller Permits represent all of the Permits that are necessary for the ownership and operation of the Purchased Assets (including producing, distributing, marketing, importing, exporting, and selling Branded Products) as of the Closing Date. For the purposes of this Agreement, “Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from governmental authorities (including, without limitation, the TTB, the FDA, the CDABC, or any other federal, state or local governmental authority). Section 3.11 Consumer and Customer List. The Consumer and Customer List identified on Schedule 1.01(c) is a complete and accurate list of the names and email addresses of customers and consumers of the Branded Products that Seller (or its agent) has in its possession and that Seller uses for marketing purposes. Seller does not have the names or email addresses of any customers or consumers of the Branded Products other than those that are included in the Consumer and Customer List, and no names or email addresses were removed from the Consumer and Customer List prior to its delivery to Buyer. The Consumer and Customer List includes only the names and email addresses of the applicable customers and consumers. Seller has not shared, sold, granted access to, or transferred all or any portion of the Consumer and Customer List or any information provided therein to any third party. Seller represents and warrants that it has all necessary permissions and rights to transfer and/or sell the Consumer and Customer List and the contents thereof to Buyer, and that after the Closing Buyer may make continued use of the same in connection with the Branded Products. Section 3.12 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller. Section 3.13 Solvency. (a) Seller (i) is solvent, (ii) is able to pay its debts as they become due; (iii) owns property that has a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities); and (iv) has adequate capital to carry on its business. (b) Immediately after giving effect to the transactions contemplated hereby, Seller shall be solvent and shall: (i) be able to pay its debts as they become due; (ii) own property that has a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities); and (iii) have adequate capital to carry on its business. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated hereby with the intent to hinder, delay or defraud either present or future creditors of Buyer or Seller. Seller has not incurred, nor plans to incur, debts beyond its ability to pay as they become absolute and matured.

11 Section 3.14 Labeling Requirements. All Branded Products and all of the Purchased Inventory have been properly marked (including product packaging) with any and all legal or regulatory disclosures required for retail sale and distribution, including but not limited to any and all disclosures required under applicable federal and state Laws, rules, and regulations, such as the Textile Fiber Products Identification Act, obligations imposed by the Consumer Product Safety Improvement Act, and/or obligations imposed by California Safe Drinking Water and Toxic Enforcement Act of 1986 (California Proposition 65). Section 3.15 Assigned Contract. (a) The Assigned Contract is in full force and effect and is a valid and binding agreement enforceable against Seller and the other party or parties thereto in accordance with its terms. Except as set forth on Schedule 3.15(a), none of Seller or any other party thereto is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of any intention to terminate, the Assigned Contract. Except as set forth on Schedule 3.15(a), no event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under the Assigned Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. Seller has made available to Buyer complete and correct copies of (i) the Assigned Contract (including all modifications, amendments and supplements thereto and waivers thereunder) and (ii) the current marketing plan for each State in the Territory (as defined in the Assigned Contract). There are no material disputes pending or threatened under the Assigned Contract. (b) The information and representations and warranties set forth on Schedule 3.15(b) with respect to the Assigned Contract are true and correct. ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER Except as set forth in the applicable Schedules referenced in this this ARTICLE IV, Buyer represents and warrants to Seller that the statements contained in this ARTICLE IV are true and correct as of the Closing. For purposes of this ARTICLE IV, “Buyer’s knowledge,” “knowledge of Buyer” and any similar phrases shall mean the actual or constructive knowledge of any director, manager or officer of Buyer, after reasonable inquiry of their direct reports. Section 4.01 Organization and Authority of Buyer; Enforceability. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Delaware. Buyer has full limited liability company power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite limited liability company action on the part of Buyer. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting creditors’ rights generally and by general principles of equity). Section 4.02 No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the articles of organization, limited liability company agreement or other organizational documents of Buyer; or (b) violate or conflict with any Law applicable to Buyer.

12 No consent, approval, waiver or authorization is required to be obtained by Buyer from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby. Section 4.03 Legal Proceedings. There is no Action of any nature pending or, to Buyer’s knowledge, threatened against or by Buyer that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action. Section 4.04 Brokers. Except as set forth on Schedule 4.04, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer. ARTICLE V COVENANTS Section 5.01 Confidentiality. Buyer and Seller acknowledge that Seller, Graton Spirits Company, LLC and Crimson Wine Group are parties to that certain Mutual Confidentiality and Non-Disclosure Agreement entered into on or about April 4, 2024, which shall terminate at the Closing pursuant to the terms of that certain Termination of Mutual Confidentiality and Non-Disclosure Agreement, dated as of the Closing Date, by and among Seller, Graton Spirits Company, LLC and Crimson Wine Group. Section 5.02 Public Announcements. Unless otherwise required by applicable Law, stock exchange requirements or filing requirements of the U.S. Securities and Exchange Commission, neither party shall make any public announcements regarding this Agreement or the transactions contemplated hereby without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed). Buyer and Seller will mutually agree on a joint press release to be issued on the Closing. Section 5.03 Transfer and Other Taxes. (a) Subject to Section 5.03(b) all transfer, documentary, sales, use, stamp, registration, excise, value added and other such taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the documents to be delivered hereunder (other than transfer taxes arising due to Buyer’s failure to provide Seller an applicable resale certificate with respect to Purchased Inventory) shall be borne and paid by Seller when due. Seller shall, at its own expense, timely file any tax return or other document with respect to such taxes or fees (and Buyer shall cooperate with respect thereto as necessary). At the Closing, Buyer shall pay Seller for excise tax paid on Purchased Inventory by Seller on or prior to the Closing Date in an agreed-upon amount equal to $261,686.69, which amount is reflected in the net adjustments to the Purchase Price as set forth on Schedule 1.01(a). (b) Notwithstanding the provisions of Section 5.03(a), the In-Bond Inventory will be delivered into the possession of Buyer (or its designated agent or common carrier) as a tax-free, bond-to-bond transfer. Buyer and Seller will cooperate in acknowledging or providing any records of production, delivery, and receipt as are necessary to effect such a tax-free transfer. Buyer shall ensure that the In-Bond Inventory is shipped and transferred under bond, as necessary. Section 5.04 Conveyance of Inventory; Purchase Orders. (a) Following the Closing, Seller shall execute and deliver such additional documents and notices and take such further actions as may be reasonably required to cause the any third parties to recognize Buyer’s ownership of the Purchased Inventory.

13 (b) All purchase orders relating to Purchased Inventory (including, for the avoidance of doubt, all purchase orders issued prior to the Closing but which have not been fulfilled as of the Closing) (collectively “Open Purchase Orders”), shall be fulfilled by the parties in accordance with the terms of the Transition Services Agreement, and all amounts received with respect to the Open Purchase Orders shall be paid to Buyer. From and after the Closing, if Seller shall receive any payment or reimbursement with respect to any Open Purchase Order, Seller shall promptly remit such amount to Buyer, subject to the terms of the Transition Services Agreement. Section 5.05 Obsolete Inventory. Following the Closing, Seller shall not sell, gift or otherwise transfer ownership of, or permit any Seller Wholesaler or any other person or entity (other than Buyer or its affiliates) to sell, gift or otherwise transfer ownership of any Branded Products. All Obsolete Inventory (other than Obsolete Inventory that (a) is not listed on Schedule 1.01(a) and (b) is in the possession of Seller Wholesalers as of the Closing) is included in the Purchased Inventory. For the purposes of this Agreement, “Obsolete Inventory” means all Branded Products (other than those included in the Purchased Assets) that are of a type and vintage listed on Schedule 5.05. Section 5.06 Further Assurances. Following the Closing, each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the documents to be delivered hereunder. Section 5.07 Books and Records. For a period of seven years after the Closing, each party shall (a) retain the books and records relating to the Purchased Assets with respect to the periods prior to the Closing; and (b) afford the other party and its representatives access to such books and records. Without limiting the generality of the foregoing, Seller shall promptly provide Buyer and its representatives with access to all financial and accounting records relating to the Purchased Assets as may be requested by Buyer or its representatives in connection with the preparation of Buyer’s audited and unaudited financial statements, in connection with the “audit support” services provided by Seller pursuant to the Transition Services Agreement. Section 5.08 Bulk Sales Laws. The parties hereby waive compliance with the provisions of any bulk sales, bulk transfer or similar laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Buyer. Section 5.09 Release of Specified Encumbrance. Seller shall, at its expense, use commercially reasonable efforts to obtain a release and termination of the Encumbrance listed on Schedule 5.09 (the “Gallo Lien”), in form and substance satisfactory to Buyer, within sixty (60) days following the Closing Date. For the avoidance of doubt, Seller’s indemnification obligations relating to the Gallo Lien as described on Schedule 6.02 would remain in effect and would not be affected notwithstanding the release of such Encumbrance pursuant to this Section 5.09. Section 5.10 Notification of Data Breach. From and after the Closing, if either party or any of their respective affiliates experiences any cyberattack or data breach that affects or otherwise results in the unauthorized disclosure of any of the information set forth on the Consumer and Customer List (a “Data Breach Event”), such party shall promptly (and in any event within five business days after becoming aware of such Data Breach Event) notify the other party in writing of the nature and scope of such Data Breach Event. Section 5.11 No Use of Purchased IP or Consumer and Customer List. (a) Following the Closing, Seller shall not, and shall not permit any of its affiliates to: (i) do any business under, offer or sell any goods or services under, or otherwise use any of the Purchased IP (including, without limitation, the Recipes listed on Schedule 1.01(b), the Raeburn name and story, and any

14 service marks, trademarks, trade names, d/b/a names, fictitious names, identifying symbols, logos, emblems, signs, or insignia related thereto), other than on behalf of Buyer pursuant to the terms of the Transition Services Agreement; or (ii) use the Consumer and Customer List. (b) Immediately following the transfer of the Recipes and the Consumer and Customer List to Buyer at Closing pursuant to Section 2.02(d), Seller will destroy all copies of the Recipes and the Consumer and Customer List in its possession. ARTICLE VI INDEMNIFICATION Section 6.01 Survival. All representations, warranties, covenants and agreements contained herein and all related rights to indemnification shall survive the Closing. Section 6.02 Indemnification By Seller. Seller shall defend, indemnify and hold harmless Buyer, its affiliates and their respective members, managers, directors, officers, employees and agents (collectively “Buyer Indemnitees”) from and against all claims, judgments, damages, liabilities, settlements, losses, costs and expenses, including attorneys’ fees and disbursements (collectively, “Losses”), arising from or relating to: (a) any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement or any document to be delivered hereunder; (b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller pursuant to this Agreement or any document to be delivered hereunder; (c) any Excluded Liabilities; (d) the ownership and operation of the Purchased Assets on or prior to the Closing Date, and any other business, operations, properties, assets or obligations of Seller or any of its affiliates conducted, existing or arising on or prior to the Closing Date; (e) any product liability, product defect, product recall or similar claim, including any claim based upon any express or implied representation, warranty, agreement or guaranty, improper design or manufacture, or failure to adequately package, label or warn of hazards; (f) the fraud or willful misconduct of Seller; or (g) any of the matters set forth on Schedule 6.02. Section 6.03 Indemnification By Buyer. Buyer shall defend, indemnify and hold harmless Seller, its affiliates and their respective members, managers, directors, officers, employees and agents (collectively “Seller Indemnitees”) from and against all Losses arising from or relating to: (a) any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement or any document to be delivered hereunder; (b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement or any document to be delivered hereunder; or (c) the fraud or willful misconduct of Buyer. Section 6.04 Limitations. Notwithstanding the fact that any Indemnified Party may have the right to assert claims for indemnification under or in respect of more than one provision of this Agreement in respect of any fact, event, condition or circumstance, no Indemnified Party shall be entitled to recover the amount of any Losses suffered by such Indemnified Party more than once, regardless of whether such Losses may be as a result of a breach of more than one representation, warranty, obligation or covenant or otherwise. Section 6.05 Indemnification Procedures. Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the “Indemnified Party”) shall promptly provide written notice of such claim to the other party (the “Indemnifying Party”). In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any Action by a person or entity who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such Action with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of any such Action, with its counsel and at its own cost and expense. If the Indemnifying Party does not assume the defense of any such Action, the Indemnified Party may, but shall not be obligated to, defend against such Action in such manner as it may deem appropriate, including, but not limited to, settling such Action, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party

15 may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any damages resulting therefrom. The Indemnifying Party shall not settle any Action without the Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld or delayed). Section 6.06 Payments; Set-Off. (a) Subject to the provisions of Section 6.06(b), once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this ARTICLE VI (hereinafter “Agreed to or Adjudicated Loss”), the Indemnifying Party shall satisfy its obligations within ten business days of such agreement or final, non-appealable adjudication by wire transfer of immediately available funds. To the extent any Agreed to or Adjudicated Losses are not satisfied by the Indemnifying Party (or offset against payment obligations pursuant to Section 6.06(b)) within 30 days of agreement by Buyer and Seller or a final, non-appealable adjudication, such unpaid Losses shall accrue interest at a rate equal to 10% per annum until paid in full. (b) Any Agreed to or Adjudicated Losses payable by Seller pursuant to this ARTICLE VI shall be satisfied from Seller in accordance with Section 6.06(a); provided, that if the Seller does not timely make such a payment, the Buyer Indemnitees shall have the right to set off the amount of any such Agreed to or Adjudicated Losses on a dollar-for-dollar basis against any amounts payable or deliverable by Buyer to Seller pursuant to or in connection with this Agreement or the Transition Services Agreement. (c) Any Agreed to or Adjudicated Losses payable by Buyer pursuant to this ARTICLE VI shall be satisfied by Buyer in accordance with Section 6.06(a); provided, that if Buyer does not timely make such a payment, the Seller Indemnitees shall have the right to set off the amount of any such Agreed to or Adjudicated Losses on a dollar-for-dollar basis against any amounts payable or deliverable by Seller to Buyer pursuant to or in connection with this Agreement or the Transition Services Agreement. Section 6.07 Tax Treatment of Indemnification Payments. All indemnification payments made by Seller under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for tax purposes, unless otherwise required by Law. Section 6.08 Effect of Investigation. Either party’s right to indemnification or other remedy based on the representations, warranties, covenants and agreements of the other party contained herein will not be affected by any investigation conducted by the indemnified party with respect to, or any knowledge acquired by indemnified party at any time, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or agreement. Section 6.09 Cumulative Remedies. The rights and remedies provided in this ARTICLE VI are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise. Section 6.10 Arbitration. The parties hereto agree that any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by binding arbitration in San Francisco, California before one arbitrator. The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules. Judgment on the award may be entered in any court having jurisdiction. This clause shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction. Any arbitration conducted pursuant to the terms of this Agreement shall be governed by the Federal Arbitration Act (9 U.S.C., Secs. 1-16). In any arbitration arising out of or related to this Agreement, the arbitrator shall award to the prevailing party, if any, the costs and attorneys’ fees reasonably incurred

16 by the prevailing party in connection with the arbitration. If the arbitrator determines a party to be the prevailing party under circumstances where the prevailing party won on some but not all of the claims and counterclaims, the arbitrator may award the prevailing party an appropriate percentage of the costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the arbitration. The parties shall maintain the confidential nature of the arbitration proceeding and the award, including the hearing, except as may be necessary to prepare for or conduct the arbitration hearing on the merits, or except as may be necessary in connection with a court application for a preliminary remedy, a judicial challenge to an award or its enforcement, or unless otherwise required by law or judicial decision. THE PARTIES HERETO UNDERSTAND AND ACKNOWLEDGE THAT THEY ARE WAIVING THEIR RIGHT TO A JURY TRIAL. Nothing herein will prevent Seller or Buyer from seeking equitable remedies (including specific performance or injunctive relief). ARTICLE VII MISCELLANEOUS Section 7.01 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, any amounts owing to brokers, facilitators, advisors or other third parties) shall be paid by the party incurring such costs and expenses. Section 7.02 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses set forth on the signature pages hereto (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.02): Section 7.03 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Section 7.04 Entire Agreement. This Agreement and the documents to be delivered hereunder constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and the documents to be delivered hereunder, the Exhibits and Schedules (other than an exception expressly set forth as such in the Schedules), the statements in the body of this Agreement will control. Section 7.05 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder. Section 7.06 Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from

17 this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Section 7.07 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction). Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of California in each case located in the city of San Francisco and county of San Francisco, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Section 7.08 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity. Section 7.09 Attorneys’ Fees and Costs. If any legal proceeding is initiated to enforce the terms of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees, costs, and necessary disbursements in addition to any other relief to which that party may be entitled. Section 7.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement. [SIGNATURES FOLLOW]

18 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their duly authorized representatives. PURPLE WINE COMPANY, LLC By_____________________ Name: Title: Address for Notices: 617 2nd Street, Suite C Petaluma, CA 94952 E-mail: pbrown@purplebrands.com; jcapron@purplebrands.com Attention: Chief Financial Officer : General Counsel PINE RIDGE WINERY, LLC By: Crimson Wine Group, Ltd. Its: Manager By_____________________ Name: Jennifer L. Locke Title: Chief Executive Officer Address for Notices: 5901 Silverado Trail Napa, CA 94558 E-mail: Jen.Locke@crimsonwinegroup.com Attention: Jennifer L. Locke